UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 18, 2016

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 18, 2016, the Board of Directors of Hub Group, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (as amended and restated, the “Amended and Restated Bylaws”) to adopt Delaware as the exclusive forum for adjudication of certain claims and disputes as set forth in Section 6 of Article VII, entitled “Forum for Adjudication for Certain Disputes.” The Amended and Restated Bylaws also amended Section 5 of Article II, entitled “Quorum; Adjournment,” to provide that one third of shares entitled to vote at a meeting, rather than shares having a majority of the votes which could be cast, constitute a quorum and that, if a quorum is not present, a majority of votes cast, rather than a majority of votes present, may adjourn the meeting.  Finally, the Amended and Restated Bylaws amended Section 6 of Article II, entitled “Voting,” to provide that holders of Class A Common Stock are entitled to one vote per share, that holders of Class B Common Stock are entitled to such number of votes as is set forth in the Company’s Certificate of Incorporation and that, when a quorum is present, directors are elected by a plurality of votes cast, and, unless otherwise required by Delaware law or the Company’s Certificate of Incorporation, other actions are authorized by a majority of votes cast, rather than by holders of a majority of the stock having voting power present at the meeting.   The Amended and Restated Bylaws were effective upon the approval by the Company’s Board of Directors.

The foregoing description of the Amended and Restated Bylaws is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

 ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS.

On February 18, 2016, the Board of Directors of the Company amended the Code of Business Conduct and Ethics (the “Code”). The Code supersedes the previous version of the Code adopted by the Board in 2003.  The Code applies to all directors, officers and employees of the Company.

The Code includes revisions to (i) improve its clarity and readability, (ii) enhance Company personnel’s understanding of the Company’s standards of ethical business practices and (iii) promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities.  Specific changes include references to the new Hub Group Ethics Hotline which was implemented in January 2016 for all employees, customers and vendors of the Company, references to the Company’s policies of nondiscrimination and anti-harassment, and new sections regarding occupational health and safety, environmental policy, political contributions and compliance with antitrust laws.

The foregoing description of the Code is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Code filed as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference. The Code will be posted on the corporate governance page of the Company’s web site at www.hubgroup.com. The changes to the Code did not result in any explicit or implicit waiver of any provision of the Code in effect prior to the changes.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: February 23, 2016	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.

3.1 Amended and Restated Bylaws of Hub Group, Inc.

14 Hub Group, Inc. Code of Business Conduct and Ethics